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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Applied Films Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 22, 2003

APPLIED FILMS CORPORATION
LONGMONT, COLORADO

APPLIED FILMS CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

     The Annual Meeting of Shareholders of Applied Films Corporation will be held at 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504, on Wednesday, October 22, 2003, at 8:00 A.M., local time, for the following purposes:

1.	To elect two (2) directors, each for a term of three (3) years.

2.	To elect one (1) Secretary to the Board for a term of one (1) year.

3.	To consider and vote upon a proposal to approve the Applied Films Corporation Long-Term Incentive Plan.

4.	To transact such other business as may properly come before the meeting or at any adjournment of the meeting.

     Shareholders of record at the close of business September 5, 2003, will be entitled to vote at the meeting or any adjournment of the meeting.

     Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot attend the meeting in person, you may vote your shares by completing a proxy on the Internet as described in the following materials or by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

Dated: September 19, 2003
Longmont, Colorado

/s/ Lawrence D. Firestone

Lawrence D. Firestone, Chief Financial Officer
Treasurer, Senior Vice President and Secretary

(This page intentionally left blank.)

APPLIED FILMS CORPORATION
9586 I-25 FRONTAGE ROAD, SUITE 200
LONGMONT, COLORADO 80504

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held October 22, 2003

SOLICITATION OF PROXIES FOR ANNUAL MEETING

     This Proxy Statement is furnished to the Shareholders of Applied Films Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504, October 22, 2003, at 8:00 A.M., local time.

     The Annual Meeting is being held for the following purposes:

1.	To elect two (2) directors, each for a term of three (3) years.

2.	To elect one (1) Secretary to the Board for a term of one (1) year.

3.	To consider and vote upon a proposal to approve the Applied Films Corporation Long-Term Incentive Plan.

4.	To transact such other business as may properly come before the meeting or at any adjournment of the meeting.

     Whether you hold shares directly or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee.

     If you are a shareholder of record, you may vote:

•	By the Internet - If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card. If you vote by the Internet, you do not need to return your proxy card.

•	By Mail - You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

     For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

     If a proxy in the form distributed by our Board of Directors is properly executed and returned to us, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

     A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of our Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On September 5, 2003, there were outstanding 11,222,952 total shares of common stock. The record date for determining the shareholders entitled to vote at the Annual Meeting is September 5, 2003. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

     The following table sets forth as of September 5, 2003, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of our common stock. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Common Stock

Deutsche Bank AG Taunuslange 12, D-60325 Frankfurt am Main Federal Republic of Germany	1,429,448	(1)	12.7%
U.S. Bancorp 800 Nicollet Mall Minneapolis, MN 55402	826,966	(2)	7.4%
Emerald Advisers, Inc. 1857 William Penn Way Lancaster, PA 17601	777,060	(3)	6.9%
AIM Management Group, Inc. 11 Greenway Plaza Houston, TX 77046	631,700	(4)	5.6%
RS Investment Management Co., L.L.C. 388 Market Street San Francisco, CA 94111-5312	569,900	(5)	5.1%

NOTES

(1)	In a Schedule 13G/A dated February 10, 2003, Deutsche Bank AG, as a holding company, disclosed on behalf of itself and its subsidiaries, that Deutsche Bank AG had acquired beneficial ownership of 1,365,827 shares of common stock. Applied Films Corporation was subsequently informed that, as of June 30, 2003, Deutsche Bank AG held 1,429,448 shares of common stock.

(2)	In a Schedule 13G/A dated February 7, 2003, U.S. Bancorp, as a holding company, disclosed on behalf of itself and its subsidiaries that U.S. Bancorp had acquired beneficial ownership of 1,180,620 shares of common stock. Applied Films Corporation was subsequently informed that, as of June 30, 2003, U.S. Bancorp held 826,966 shares of common stock.

(3)	As of June 30, 2003, Applied Films Corporation was informed that Emerald Advisers, Inc. held 777,060 shares of common stock.

(4)	As of June 30, 2003 Applied Films Corporation was informed that AIM Management Group, Inc. held 631,700 shares of common stock.

(5)	In a Schedule 13G/A dated August 11, 2003, RS Investment Management Co. L.L.C., as a holding company and as the general partner for RS Investment Management, L.P., disclosed on behalf of itself and its investment advisory clients that RS Investment Management Co. L.L.C. had acquired beneficial ownership of 569,900 shares of common stock.

NOMINEES FOR ELECTION AS DIRECTORS

     Our Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The Articles of Incorporation provide that the Board shall consist of not less than five (5) nor more than nine (9) members. The Board is currently composed of six (6) members.

     Two (2) persons have been nominated for re-election to serve the term indicated below. The Board of Directors has nominated the following persons to election to the Board of Directors:

Annual Shareholder Meeting at
Person	Which Term will Expire

Thomas T. Edman	2006
Vincent Sollitto, Jr.	2006

     Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. The nominees are presently serving as directors. The following pages of this Proxy Statement contain more information about the nominees and our other directors.

     A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of our Company. The individuals who receive this number of votes cast by the holders of our common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

     If the nominees become unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person(s) to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

NOMINEES FOR ELECTION AS SECRETARY TO THE BOARD OF DIRECTORS

     The Board of Directors has nominated the following person for election as the Secretary to the Board of Directors:

Annual Shareholder Meeting at
Person	Which Term will Expire

Daniel C. Molhoek	2004

     Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominee as Secretary to the Board of Directors for the term indicated above. The nominee is presently serving as Secretary to the Board of Directors. The following pages of this Proxy Statement contain more information about the nominee.

     A plurality of the votes cast at the Annual Meeting is required to elect the nominee as Secretary to the Board of Directors. As such, this individual who receives this number of votes cast by the holders of our common stock will be elected as Secretary to the Board of Directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

     If the nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become the Secretary to the Board of Directors as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of this person nominated by the Board.

     The Audit Committee considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence and determined that the payments did not impair their independence.

     Prior to engaging any accountant to render audit or non-audit services for the Company or its subsidiaries, the engagement is first approved by our Audit Committee.

NOMINEES AND DIRECTORS

     The content of the following table is based upon information as of September 5, 2003, furnished to us by the nominees and other directors.

		Year First			Percent of
		Became	Amount and Nature of		Common
Name	Age	Director	Beneficial Ownership		Stock

Nominees for Election as Directors for Terms Expiring in 2006
Thomas T. Edman	41	1998	74,855	(1)	*
Vincent Sollitto, Jr. (a)	55	1999	20,000	(2)	*
Directors Whose Terms Expire in 2005
Richard P. Beck (a)	70	1998	21,000	(3)	*
Chad D. Quist (a)	41	1997	20,000	(2)	*
Directors Whose Terms Expires in 2004
Allen H. Alley (a)	49	2002	7,000	(4)	*
John S. Chapin	62	1976	187,317	(5)	1.7%
Nominee for Election as Secretary to the Board of Directors with a Term Expiring in 2004
Daniel C. Molhoek	62	N/A	16,500	(6)	*

*Denotes ownership of less than one percent.

(a)	Member of the Audit, Compensation, and Nominating and Corporate Governance Committees.

NOTES

(1)	Includes (i) 12,491 shares held by Mr. Edman, and (ii) options to purchase 62,364 shares of common stock exercisable within 60 days.

(2)	Consists of options to purchase 20,000 shares of common stock exercisable within 60 days.

(3)	Includes (i) 1,000 shares jointly held by Mr. Beck and his spouse, and (ii) options to purchase 20,000 shares of common stock exercisable within 60 days.

(4)	Consists of options to purchase 7,000 shares of common stock exercisable within 60 days.

(5)	Includes (i) 101,053 shares held by Mr. Chapin, (ii) 72,264 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 14,000 shares of common stock exercisable within 60 days.

(6)	Includes (i) 500 shares jointly held by Mr. Molhoek and his spouse, (ii) 2,000 shares held by Mr. Molhoek, and (iii) 14,000 shares of common stock exercisable within 60 days.

Richard P. Beck has served as our director since May 1998 and Chairman of the Board since October 2001. From March 1992 to May 2002, Mr. Beck served in various capacities for Advanced Energy Industries, Inc., a publicly held manufacturer of power conversion and integrated technology solutions, including Senior Vice President from November 2001 to May 2002, Senior Vice President and Chief Financial Officer from February 1998 to November 2001, and Vice President and Chief Financial Officer from March 1992 to February 1998, and he continues to serve as a Director of the company. From November 1987 to March 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer of Cimage Corporation, a computer software company. Mr. Beck serves as a director of Photon Dynamics, Inc. and TTM Technologies, Inc., both publicly held companies, and he serves as chairman of their audit committees. Mr. Beck has a Bachelor of Science degree in accounting and a Master’s degree in business administration in finance from Babson College.

Chad D. Quist has been a director of our company since April 1997. Mr. Quist is the President of Optera, Inc., a wholly-owned subsidiary of Magna Donnelly Corporation. Mr. Quist has been employed by Magna Donnelly since 1995. Optera, Inc. is a leading supplier of coated glass components for the touch screen and display industry. From 1989 to 1995, Mr. Quist served as Vice President of Fisher-Rosemont, Inc., an industrial instrumentation company. Mr. Quist has a Bachelor’s degree in engineering from Stanford University and a Master’s degree in business administration from the Kellogg Graduate School of Business at Northwestern University.

Thomas T. Edman has been employed by our company since June 1996 and has served as our President and Chief Executive Officer since May 1998. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President. Mr. Edman has served as a director of our company since July 1998. From 1993 until joining our company, he served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman also serves on the national board of directors of the American Electronics Association, a professional trade organization, and is chairman of its audit committee. Mr. Edman has a Bachelor of Arts degree in East Asian studies (Japan) from Yale and received a Master’s degree in business administration from The Wharton School at the University of Pennsylvania.

Vincent Sollitto, Jr. has been a director of our company since October 1999. Since June 2003, Mr. Sollitto has been the President and Chief Executive Officer and a member of the board of Brillian Corporation. From July 1996 to February 2003, Mr. Sollitto was President and Chief Executive Officer and a member of the Board of Directors at Photon Dynamics, Inc. From August 1993 to 1996, Mr. Sollitto was the General Manager of Business Unit Operations for Fujitsu Microelectronics, Inc. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Prior to 1991, Mr. Sollitto spent 21 years in various management positions at IBM, including Director of Technology and Process. Mr. Sollitto serves as a director on the boards of Irvine Sensors Corporation and Ultratech Inc. Mr. Sollitto holds a Bachelor of Science degree in electrical engineering from Tufts College.

John S. Chapin co-founded Applied Films Lab, Inc. in 1976 and served as Vice President — Research, Corporate Secretary from 1976 to November 2000. Mr. Chapin has also served as a director of our company since its inception. Mr. Chapin is the inventor of the planar magnetron and co-inventor of a reactive sputtering process control. Mr. Chapin has a Bachelor of Science degree in geophysics from the Colorado School of Mines and a Master’s degree in electrical engineering from the University of Colorado.

Allen H. Alley has been a director of our company since September 2002. Mr. Alley co-founded Pixelworks and has served as the President, CEO, and chairman of the board of Pixelworks since its inception in 1997. From 1992 to 1997, Mr. Alley served as the Vice President Corporate Development, Engineering and Product Marketing at InFocus Systems, a leading electronic display company. While at InFocus, Mr. Alley was also the co-CEO of a joint venture with Motorola, Inc. called Motif. From 1986 until 1992, Mr. Alley served as General Partner with Battery Ventures, a venture capital investment firm. From 1983 to 1986, Mr. Alley was the Director of Mechanical Computer Aided Engineering of

Computervision Corporation, a computer-aided design software developer. From 1979 to 1983, Mr. Alley was a Lead Mechanical Engineer at Boeing Commercial Airplane Division. From 1976 to 1979, Mr. Alley served as a Product Design Engineer for the Ford Motor Company. Additionally, Mr. Alley serves on the board of directors of the Oregon Museum of Science and Industry, is the Chairman of the Oregon Council of Knowledge and Economic Development, and in February 2002, he accepted an appointment by President George W. Bush to the US-Japan Private Sector Government Commission. Mr. Alley holds a Bachelor of Science degree in mechanical engineering from Purdue University.

Daniel C. Molhoek has been a partner at the law firm of Varnum, Riddering, Schmidt & Howlett LLP, our general counsel, since 1973, and has served as Secretary to the Board of Herman Miller, Inc. since July 2001 and as Secretary to our Board since October 2001. Mr. Molhoek has a bachelor’s degree in industrial engineering and a juris doctor degree, magna cum laude, from The University of Michigan.

     The Board of Directors, which had seven (7) meetings in the last fiscal year, has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In July 2003, the Board of Directors approved the modification of the Nominating Committee that was formed on January 16, 2002, to the Nominating and Corporate Governance Committee, and appointed Mr. Allen Alley as the Chair. The Committee consists of at least three (3) outside directors. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

Audit Committee

     The responsibilities of the Audit Committee, which met five (5) times during the last fiscal year, include selecting our Company’s independent public accountants, approving the scope of the audit and the audit fee, reviewing financial statements and meeting with such accountants, internal auditors and management. Effective January 16, 2003, our Board of Directors adopted an amended and restated written charter with respect to the Audit Committee’s roles and responsibilities which is attached as Appendix A, below. Each member of the Audit Committee qualifies as an “independent director” under the current listing standards of the National Association of Securities Dealers.

     In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on SEC Form 10-K with our Company’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors, the auditors’ independence from us and our management.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended June 28, 2003, for filing with the Securities and Exchange Commission.

Audit Committee of the
Board of Directors of
Applied Films Corporation

Richard P. Beck (Chairman) Chad D. Quist Vincent Sollitto, Jr. Allen H. Alley

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee’s responsibilities include reviewing matters pertaining to board composition, and its standards and needs; nominating evaluations of the board and management succession, corporate governance matters; and conflicts and other directorships. The Nominating and Corporate Governance Committee will consider nominees for directors provided by the Company’s Shareholders, provided the Shareholders submit their recommendations by the date disclosed in our Proxy Statement and provided that the Shareholders’ recommendations otherwise comply with applicable securities laws, including Rule 14 a-8 under the Securities Exchange Act of 1934. The Nominating Committee met one (1) time during the last fiscal year.

Nominating and Corporate Governance Committee of the
Board of Directors of
Applied Films Corporation

Allen H. Alley (Chairman) Richard P. Beck Chad D. Quist Vincent Sollitto, Jr.

Compensation Committee

     The Compensation Committee’s responsibilities include making recommendations to the Board with respect to executive compensation, including salaries and bonuses, and administering our stock option plans and Employee Stock Purchase Plan. The Compensation Committee met three (3) times during the last fiscal year.

COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of, or consultants to our Company, are paid an annual fee of $10,000, a fee of $1,200 per Board meeting, $800 per Committee meeting attended, and fifty percent (50%) of the meeting fee for participation in conference call meetings. In addition, the Chairman of the Board receives an additional $300 fee for each Board meeting at which he presides and the chairperson for each Committee receives an additional $200 fee per Committee meeting at which he presides. Directors are reimbursed for their expenses for each meeting attended. Directors who are our employees are not compensated for their service on the Board.

     On October 26, 1999, the Board of Directors approved the Applied Films Corporation Outside Director Stock Option Plan. The Outside Director Plan has 124,000 shares of common stock reserved for issuance upon the exercise of options, as approved by the Shareholders on October 24, 2001. The purpose of the Outside Director Plan is to encourage stock ownership by nonemployee directors to provide those individuals with additional incentive to manage our Company effectively and to contribute to our success and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board of Directors. On October 16, 2002 Mr. Beck, Mr. Quist, Mr. Sollitto, Mr. Alley, and Mr. Chapin were each granted options to purchase 7,000 shares of common stock at an exercise price of $9.51, which vest on October 16, 2003.

COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors, comprised in fiscal 2003 of Vincent Sollitto, Jr., Richard P. Beck, Chad D. Quist, and Allen H. Alley, is responsible for the establishment of the level and manner of compensation of our Executive Officers. The Compensation Committee adheres to the compensation policies and practices of our Company in establishing the compensation of all employees. The policies reflect our long-time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all our employees.

     Compensation Philosophy. Our Company’s and the Compensation Committee’s approach to compensation is to further our goal of empowering our employees, working individually and as a team, to achieve personal and collective goals. Our compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance.

     Compensation Policies and Programs. For fiscal year 2003, our compensation programs consisted of cash compensation and stock options. Each year we utilize external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation. In July 2003, the Board of Directors approved the Executive Team Bonus Plan for fiscal year 2004. Participants include: the Chief Executive Officer and President, the Chief Financial Officer and the other Executive Team members. The target bonus range is from 40% — 50% of base pay, paid annually. The Chief Executive Officer and President, and the Chief Financial Officer’s bonus is based entirely on overall company achievement, and the other Executive Team member bonuses are based 80% on overall company achievement and 20% on individual goal achievement. The company achievement portion of the bonuses consists of four (4) components that are payable independently from one another and if certain goals are met, including bookings, revenue, gross margin percentage, and GAAP operating profit. We expect to pay bonuses promptly after receipt of the audited financial statements at the end of fiscal year 2004.

     We believe stock options and stock ownership contribute to the aligning of employee’s interests with those of shareholders. In July 2003, the Board of Directors approved the Executive Stock Option Program for fiscal 2004. Participants include: the Chief Executive Officer and President, the Chief Financial Officer, the other Executive Team members, and key managers.

     We also encourage stock ownership through participation in our Employee Stock Purchase Plan. This plan, available to most of our employees, including our executives, currently permits employees to purchase shares of our common stock at a 15% discount from the market price of such shares.

     Compensation of the Chief Executive Officer and President. The compensation of the Chief Executive Officer and President is arrived at using the same methodology as for other senior executives. During fiscal 2003, Mr. Edman, our Chief Executive Officer and President, was paid a base salary of $224,999 and a cash bonus of $72,456, representing total cash compensation of $297,455. The Chief Executive Officer bonus for fiscal 2003 was determined based on overall company achievement in the areas of bookings, revenue, gross margin percentage, and operating margin. Under our salary savings plan, we paid Mr. Edman approximately $5,711 (see “Compensation of Executive Officers — Executive Compensation — Benefits.”)

     The Compensation Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers whose annual compensation exceeds $1,000,000 as imposed by § 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

Compensation Committee of the
Board of Directors of
Applied Films Corporation

Chad D. Quist (Chairman) Richard P. Beck Vincent Sollitto, Jr. Allen H. Alley

Compensation Committee Interlocks and Insider Participation and Certain Relationships and Related Transactions

Until September 24, 2003, we supplied thin film coated glass to Optera, Inc., a wholly owned subsidiary of Magna Donnelly Corporation for use in touch screen displays. Chad Quist, a director of our company and a member of the Compensation, Audit and Nominating and Corporate Governance Committees, is the President of Optera, Inc. During fiscal 2003 the Company purchased $648,000 of spare parts for the Company’s equipment customers and received building rent payments under the sublease agreement of $194,000, from Optera. In addition, in September 2002, the Company recorded $5.2 million from the sale of the Longmont Coatings Division to Optera. We believe that the terms of our sales to Optera, Inc. reflect arms-length terms that are no less favorable than the terms we would have with an independent third party.

     We purchase power supplies from Advanced Energy Industries, Inc. for use in our thin film deposition systems. Richard P. Beck, a director of our company and a member of the Compensation, Audit and Nominating and Corporate Governance Committees, was Senior Vice President and Chief Financial Officer of Advanced Energy Industries, Inc. until May 2002 when he retired, but continues to serve as a director for Advanced Energy Industries, Inc. Our purchases from Advanced Energy Industries, Inc. totaled $3.0 million for fiscal 2002 and $3.4 million for fiscal 2003. We believe that the terms of our purchases from Advanced Energy Industries, Inc. were negotiated on an arms-length basis and are no less favorable than the terms we would have negotiated with an independent third party.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to our executive officers, other than Thomas T. Edman, who also serves as a director:

Name	Age	Position

Graeme L. Hennessey	65	Vice President — Sales and Marketing
Lawrence D. Firestone	45	Senior Vice President, Chief Financial Officer, Treasurer, Senior Vice President and Secretary
Helmut Frankenberger(1)	46	Executive Vice President — Thin Film Systems
James P. Scholhamer	37	Senior Vice President — Operations

(1)	Helmut Frankenberger served as our Executive Vice President — Thin Film Systems since the LAC acquisition on December 31, 2000 through his resignation effective August 31, 2003.

Graeme L. Hennessey has served as our Vice President — Sales and Marketing since April 1993 and is currently also President of Applied Films Asia Pacific Ltd. From 1980 until he joined our company, Mr. Hennessey was employed by Donnelly Corporation as a product line manager where he was responsible for sales and marketing as well as manufacturing. Mr. Hennessey has a Bachelor of Science degree in physics from Catholic University of America and a Master’s degree in physics from Fordham University.

Lawrence D. Firestone has served as our Chief Financial Officer, Treasurer and Secretary since July 1999 and as our Senior Vice President as of July 2003. From March 1996 until March 1999, Mr. Firestone served as Vice President and Chief Operating Officer of Avalanche Industries, Inc., a custom cable and harness manufacturer. From 1993 to 1996, Mr. Firestone served as Director of Finance and Operations for the Woolson Spice and Coffee Company, a gourmet coffee roasting and distribution company, and from 1988 to 1993, as Vice President and Chief Financial Officer for TechniStar Corporation, a manufacturer of robotic automation equipment. From 1981 to 1988, Mr. Firestone served in various capacities and finally as Vice President and Chief Financial Officer at Colorado Manufacturing Technology, a contract manufacturer that specialized in printed circuit board and cable assembly. Mr. Firestone has a Bachelor of Science degree in business/accounting from Slippery Rock State College.

Helmut Frankenberger served as our Executive Vice President — Sales & Marketing since the LAC acquisition on December 31, 2000 through August 31, 2003 when he resigned his position with Applied Films Corporation. Prior to the acquisition, Mr. Frankenberger served as President of Balzers Process Systems, located in Germany, since 2000, and the Vice President of Large Area Display Division since 1999. From 1997 through 1998, he served as the Division Manager of Display Products, and from 1996 through 1997, served as the Division Manager of Data Storage at Balzers Process Systems. From 1969 to 1987 Mr. Frankenberger served in various capacities related to sales, marketing and equipment service for Leybold Deutschland in Germany, Japan and the United States. Mr. Frankenberger obtained his Bachelor’s degree in electronic and computer science from University Darmstadt in Germany.

James P. Scholhamer has served as our Senior Vice President since July 2003. From January 2001 to July 2003, Mr. Scholhamer was the Vice President — Operations and from August 1997 to January 2001 he was the Director of Operations for Thin Film Coatings. From 1992 until he joined the Company, Mr. Scholhamer held the titles of Manufacturing Manager and Process Engineer at Viratec Thin Films, Inc., located in Minnesota. From 1989 to 1992, Mr. Scholhamer served as Production Manager and Process Engineer at Ovonic Synthetic Materials, Inc., a division of Energy Conversion Devices, located in Michigan. Mr. Scholhamer has a Bachelor of Science degree in engineering from The University of Michigan.

Executive Compensation

     The following table sets forth the annual and long-term compensation paid by our Company to our Chief Executive Officer and each of our four most highly compensated executive officers, for services rendered to our during fiscal 2003, 2002, and 2001.

SUMMARY COMPENSATION TABLE

					Long Term
	Annual Compensation				Compensation

					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Positions	Year		Salary	Compensation (1)	Options (#)	Compensation (2)

Thomas T. Edman	2003		$224,999	$72,456	14,900	$5,711
President, Chief Executive Officer	2002		$220,673	$77,459	20,000	$7,114
	2001		$180,000	$30,132	—	$5,400

Graeme L. Hennessey	2003		$202,870	$16,107	10,500	$135,989	(3)
Vice President — Sales and	2002		$166,594	$40,098	10,400	$157,646	(4)
Marketing	2001		$170,492	$11,804	—	$24,350	(5)

Lawrence D. Firestone	2003		$188,557	$42,103	11,900	$4,713
Senior Vice President and Chief	2002		$181,442	$50,439	15,000	$4,608
Financial Officer	2001		$165,000	$20,716	—	$4,950

James P. Scholhamer	2003		$150,000	$13,212	9,300	$26,786	(6)
Senior Vice President — Operations	2002		$147,116	$32,445	9,300	$4,481
	2001		$122,684	$10,056	—	$3,681

Helmut Frankenberger	2003	(7)	$202,742	$10,646	12,100	$8,896	(10)
Executive Vice President	2002	(8)	$173,981	$136,417	11,100	$7,742	(11)
	2001	(9)	$82,640	$51,648	38,000	$3,832	(12)

(1)	Represents compensation under our executive bonus plan for each fiscal year.

(2)	Represents Company matches under our salary savings plan. See “Compensation of Executive Officers — Executive Compensation — Benefits”.

(3)	Represents $3,835 of company matches under our salary savings plan, and $132,154 of foreign assignment.

(4)	Represents $3,836 of company matches under our salary savings plan and $153,810.48 of foreign assignment allowances.

(5)	Represents $3,947 of company matches under our salary savings plan and $20,403 of foreign assignment allowances.

(6)	Represents $4,500 of company matches under our salary savings plan, and $22,286 of foreign assignment allowances.

(7)	Mr. Frankenberger’s compensation for 2003 was paid in Euros, and the amounts shown were derived by dividing his salary and other annual compensation for that year by 1.1423, which is the average of the average monthly exchange rate for the 12 months comprising fiscal year 2003 for converting Euros into U.S. dollars.

(8)	Mr. Frankenberger’s compensation for 2002 was paid in Euros and the amounts shown were derived by dividing his salary and other annual compensation for that year by 1.118, which is the average of the average monthly exchange rate for the 12 months comprising fiscal year 2002 for converting Euros into U.S. dollars.

(9)	Mr. Frankenberger was previously employed by LAC. Reflects compensation from January through June 2001.

(10)	Represents $8,896 of foreign assignment allowances.

(11)	Represents $7,742 of foreign assignment allowances.

(12)	Represents $3,832 of foreign assignment allowances.

     Option Grants in Last Fiscal Year. Under Option Plans, key employees and certain non-employee directors may be granted options to purchase our common stock. As of June 28, 2003, an aggregate of 207,727 shares of common stock were reserved for issuance pursuant to our Option Plans. Shown below is information on grants of stock options during the 2003 fiscal year to Named Executives.

					Potential Realizable
	Number of	% of Total			Value at Assumed
	Shares	Options			Annual Rates of
	Underlying	Granted to			Stock Price
	Options	Employees in	Exercise	Expiration	Appreciation for
Name	Granted(3)	Fiscal Year	Price $/Sh (1)	Date	Option Term (2)

					5%	10%
Thomas T. Edman	3,725	1.53%	$10.53	7/25/12	$24,668	$62,513
	3,725	1.53%	$9.51	10/16/12	$22,278	$56,458
	3,725	1.53%	$18.00	1/16/13	$42,167	$106,860
	3,725	1.53%	$19.92	4/23/13	$46,665	$118,259

Lawrence D. Firestone	2,975	1.22%	$10.53	7/25/12	$19,701	$49,927
	2,975	1.22%	$9.51	10/16/12	$17,793	$45,091
	2,975	1.22%	$18.00	1/16/13	$33,677	$85,345
	2,975	1.22%	$19.92	4/23/13	$37,270	$94,448

Helmut Frankenberger	3,025	1.24%	$10.53	7/25/12	$20,032	$50,766
	3,025	1.24%	$9.51	10/16/12	$18,092	$45,848
	3,025	1.24%	$18.00	1/16/13	$34,243	$86,779
	3,025	1.24%	$19.92	4/23/13	$37,896	$96,036

Graeme L. Hennessey	2,625	1.08%	$10.53	7/25/12	$17,383	$44,053
	2,625	1.08%	$9.51	10/16/12	$15,700	$39,786
	2,625	1.08%	$18.00	1/16/13	$29,715	$75,304
	2,625	1.08%	$19.92	4/23/13	$32,885	$83,337

James P. Scholhamer	2,325	.96%	$10.53	7/25/12	$15,397	$39,018
	2,325	.96%	$9.51	10/16/12	$13,905	$35,239
	2,325	.96%	$18.00	1/16/13	$26,319	$66,698
	2,325	.96%	$19.92	4/23/13	$29,127	$73,813

(1)	The exercise price is equal or greater than the fair market value of the shares on the date the option is granted. The exercise price may be paid in cash.

(2)	These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of our common stock. There can be no assurance that the amounts reflected in this table will be realized.

(3)	Options become exercisable 25% each year for four years, starting one year from date of grant.

     Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of our common stock granted under the Option Plans to the Named Executives and held by them at June 28, 2003. Other than Messrs. Hennessey and Frankenberger, none of the Named Executives exercised stock options during fiscal 2003.

			Number of Shares Subject to
			Unexercised Options Held		Value of Unexercised In-the-
	Shares		at June 28, 2003		Money Options at June 28, 2003 (1)
	Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas T. Edman	—	—	57,136	30,764	$1,132,488	$244,092
Graeme L. Hennessey	13,226	$186,619	16,510	19,164	$323,427	$167,473
Lawrence D. Firestone	—	—	28,751	32,649	$577,244	$390,845
James P. Scholhamer	—	—	27,437	17,136	$577,980	$150,821
Helmut Frankenberger	19,000	$138,348	2,776	39,424	$10,373	$391,812

(1)	The value of unexercised options reflects the increase in market value of our common stock from the date of grant through June 28, 2003 (when the closing price of our common stock was $25.789 per share). Value actually realized upon exercise by the Named Executives will depend on the value of our common stock at the time of exercise.

     Benefits. We provide group health and life insurance benefits and supplemental unemployment benefits to our regular employees, including executive officers. We also maintain a salary savings plan in which all of our United States regular employees are eligible to participate. We match 100% of the first 2% of an employee’s contribution and 25% of a subsequent 4% of an employee’s contribution.

     Pension Plan. The following table sets forth the estimated annual benefits payable on June 28, 2003, upon normal retirement at age 65, to our German regular employees, including executive officers, in the specified compensation and years of service classifications under our German pension plan. Projected benefits are computed on a straight line annuity basis, and such benefits are in addition to any amounts which may be received under the German Bundesversicherungsanstalt für Angestellte (BfA).

	Years of Benefit Service (2)
Average Monthly
Compensation (1)	20	25	30	35	40

	(in U.S. Dollars)
$1,000	60	75	90	105	120
$2,000	120	150	180	210	240
$3,000	180	225	270	315	360
$4,000	240	300	360	420	480
$5,000	300	375	450	525	600
$6,000	360	450	540	630	720
$7,000	420	525	630	735	840
$8,000	480	600	720	840	960
$9,000	540	675	810	945	1080
$10,000	600	750	900	1050	1200
$11,000	660	825	990	1155	1320
$12,000	720	900	1080	1260	1440

(1)	Compensation is determined under the pension plan by the average of the participant’s monthly salary for the last twenty-four (24) months of service (the amount included under the column “Salary” in the Summary Compensation Table), subject to a maximum years of service of forty (40) years.

(2)	The Named Executives have credited years of service under the pension plan as follows: Helmut Frankenberger, 18 years.

     Security Ownership of Management. The following table shows, as of September 5, 2003, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this Proxy Statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

	Amount and Nature of		Percent of
Name	Beneficial Ownership		Common Stock

Thomas T. Edman	74,855	(1)	*
Graeme L. Hennessey	19,988	(2)	*
Lawrence D. Firestone	47,471	(3)	*
James P. Scholhamer	33,627	(4)	*
Helmut Frankenberger	26,678	(5)	*
John S. Chapin	187,317	(6)	1.7%
Vincent Sollitto, Jr.	20,000	(7)	*
Richard P. Beck	21,000	(8)	*
Chad D. Quist	20,000	(7)	*
Allen H. Alley	7,000	(9)	*
All Executive Officers and Directors as a Group (10 persons)	457,936	(10)	4.7%

* Denotes ownership of less than one percent.

(1)	Includes (i) 12,491 shares held by Mr. Edman, and (ii) options to purchase 62,364 shares of common stock exercisable within 60 days.

(2)	Consists of options to purchase 19,988 shares of common stock within 60 days.

(3)	Includes (i) 5,805 shares held by Mr. Firestone, (ii) 50 shares held by Mr. Firestone’s children, and (iii) options to purchase 41,616 shares of common stock exercisable within 60 days.

(4)	Includes (i) 3,000 shares held by Mr. Scholhamer, and (ii) options to purchase 30,627 shares of common stock exercisable within 60 days.

(5)	Includes (i) 21,000 shares held by Mr. Frankenberger, and (ii) options to purchase 5,678 shares of common stock within 60 days.

(6)	Includes (i) 101,053 shares held by Mr. Chapin, (ii) 72,264 shares held by trust, and (iii) options to purchase 14,000 shares of common stock exercisable within 60 days

(7)	Consists of options to purchase 20,000 shares of common stock exercisable within 60 days

(8)	Includes (i) 1,000 shares jointly held by Mr. Beck and his spouse, and (ii) options to purchase 20,000 shares of common stock exercisable within 60 days.

(9)	Consists of options to purchase 7,000 shares of common stock exercisable within 60 days.

(10)	Includes options to purchase 241,273 shares exercisable within 60 days.

APPROVAL OF THE
APPLIED FILMS CORPORATION
LONG-TERM INCENTIVE PLAN

     On July 24, 2003, our Board of Directors adopted the Applied Films Corporation Long-Term Incentive Plan (the “Plan”) subject to approval by our shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan attached as Appendix B to this Proxy Statement.

General

     The Plan currently provides for the granting of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards to key employees (approximately 40 persons), directors (currently 6 persons), and consultants of our Company and certain subsidiaries (currently 1 person), and to non-employee officers of the Company or its Board of Directors (currently none) to obtain, in the aggregate, not more than 1,200,000 shares of unauthorized and unissued Common Stock or issued Common Stock. The Plan does not qualify under Internal Revenue Code as a qualified pension plan, profit sharing or stock bonus trust, and the Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Plan was adopted by our Board of directors and upon approval of our shareholders would become effective as of October 22, 2003.

Purpose

     The purpose of the Plan is to promote the Company’s long-term success for the benefit of the Company’s shareholders, through stock-based compensation, by aligning the personal interests of Plan participants with those of the Company’s shareholders. The Plan is designed to both allow for Plan participants to participate in the Company’s future and to enable Company to attract, retain and award highly qualified individuals.

Administration of the Plan

     The Plan may be administered by our Board of Directors or by different Committees with respect to different groups of Plan participants. To the extent awards granted under the Plan are qualified as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Plan will be administered by a committee of two or more non-employee directors, as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934.

Participation in the Plan

     The plan authorizes the administrator to grant awards under the Plan to key employees, directors, and consultants of our Company and certain subsidiaries, and to non-employee officers of the Company or its Board of Directors. In granting the awards, the administrator considers the nature of the services rendered by such persons, their present and potential contribution to the Company’s success and the success of the particular subsidiary of the Company by which they are employed or to whom they provide services, and such other factors as the administrator in its discretion deems relevant. Participants may hold more than one award, but only on the terms and subject to the restrictions set forth in the Plan and their respective award agreements. No participant may receive awards under the Plan covering more than 25% of Plan shares.

Securities Subject to Option Grants

     A maximum of 1,200,000 shares of our Common Stock, no par value, are authorized for issuance pursuant to awards granted under the Plan.

     The shares of Common Stock that may be delivered under the Plan consist of unauthorized and unissued shares, as well as issued shares repurchased in the open market. Shares of our Common Stock that were subject to an expired unexercised, forfeited, cancelled, or terminated award or any award that was settled in cash in lieu of Common Stock, may again be made subject to an award agreement. Shares from the following sources shall also be added to the number of shares available for issuance under the Plan:

        (1) Shares of the Company’s Common Stock surrendered in payment of the exercise price of options or to pay the tax withholding obligations incurred upon the exercise of options;

        (2) Options withheld to pay the exercise price or tax withholding obligations incurred upon the exercise of options; and

        (3) The number of shares repurchased by the Company in the open market or otherwise having an aggregate purchase price no greater than the cash proceeds received by the Company from the sale of shares of the Company’s stock under the Plan.

     The Plan also provides for an equitable adjustment in the number, kind or price of shares of Common Stock covered by options in the event the outstanding shares of Common Stock are increased, decreased or changed into or exchanged for a different number or kind of shares of our Company through stock dividends or similar changes.

Term of Plan and Amendments

     The Plan automatically terminates on October 22, 2013, unless terminated earlier by the Board of Directors. The Board, as permitted by law, may amend the Plan at any time with respect to shares not subject to option at the time of amendment of termination. The Plan may not be amended without shareholder approval if the amendment would increase the maximum number of shares which may be issued under the Plan, decrease the exercise price of any option granted under the Plan to less than 100% of the fair market value of the Company’s Common Stock on the date of grant, or extend the maximum period in which an option may be exercised.

Merger or Consolidation

     The Plan provides that upon a sale of all or substantially all of our assets or in the event of a merger or consolidation in which our shareholders own less than 50% of the voting interests in the continuing entity, outstanding awards under the Plan will be assumed, or an equivalent award substituted, by the successor entity or a parent or subsidiary of the successor entity, with appropriate adjustments as to the number and kind of shares and prices. In the event that the administrator determines that the outstanding awards will not be assumed or substituted for an equivalent award, then all awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease. If an award becomes fully vested and exercisable in lieu of assumption or substitution in the event of such a change of control, the administrator will notify all participants that they shall have 15 days from the date of such notice to exercise all outstanding options and that any options that are not exercised within such period will terminate upon the expiration of such period.

Operation of the Plan

     Awards granted under the Plan are evidenced by written award agreements contained in such form as may be established by the administrator. Awards may consist of incentive stock options as defined by Section 422 of the Internal Revenue Code (“Qualified Options”), stock options which do not qualify under Section 422 of the Internal Revenue Code (“Nonqualified Options”), stock appreciation rights (“SARs”), restricted stock, performance shares and other stock-based awards. Nothing contained in the Plan or in any agreement executed pursuant to the Plan will obligate the Company, any subsidiary of the Company, the Board of Directors or the Company’s shareholders to retain the participant as a director, consultant, or employee.

Stock Options

     The option price, set forth in each option agreement may not be less than 100% of the fair market value of the shares on the date an option is granted. The Plan provides that if the fair market value per share will be the closing price of such stock on the national market list, as reported by the National Association of Securities Dealers Automated Quotation System on the date the option is granted, or if no sale of shares is reflected on NASDAQ on that date, on the next proceeding date on which there was a sale of shares reflected on NASDAQ.

When Options May Be Exercised

     Generally, no option may be exercisable in whole or in part prior to the first anniversary of the date of grant of the option. After the first anniversary of the date of the grant of an option, an option may be exercised at any time or from time to time during the term of the option upon written notice of intent to exercise the option to the Company. However, an option may not be exercised with respect to less than 100 shares, unless the remaining shares covered by an option are fewer than 100 shares. The option price for each share purchased pursuant to the exercise of an option is payable in full upon exercise, it must be paid in a form acceptable to the administrator, except that no officer or director of the Company may pay by promissory note or other obligation due in the future.

Transferability of Options

     Generally, options may not be transferred except through an authorized agent approved by the administrator or by will or the laws of descent and distribution upon an optionee’s death; however, the administrator may permit a transfer of Nonqualified Options to a participant’s spouse, and/or child or grand child (each an “Immediate Family Member”), a trust for the exclusive benefit of the participant and/or such participant’s Immediate Family Members, or a partnership or limited liability company whose only partners or members are the participant and/or one or more Immediate Family Members, if the transfer is made without consideration and pursuant to an award agreement approved by the administrator, which expressly provides for such a permitted transfer and that subsequent transfers of the transferred Nonqualified Options shall be prohibited, except upon the termination of service of an optionee due to death. During the lifetime of an optionee, options may be exercised only by the optionee, and in the case of Nonqualified Options, by a permitted transferee as described above. We may impose such restrictions on shares acquired pursuant to the exercise of an option as we deem advisable, including, without limitation, restrictions under federal and state securities laws.

Termination of Services

     If an optionee ceases to serve us as an employee, director, non-employee officer or consultant for any reason, other than such optionee’s death, disability or retirement, each option held by such optionee, to the extent rights to purchase shares under the option have accrued as of the termination date and shall not have been fully exercised, shall remain exercisable, subject to prior expiration according to its terms and other limitations imposed by the Plan, for a period of no more than three months following the optionee’s cessation of service in the case of Qualified Options and for a period of no more than six months following cessation of service in the case of Nonqualified Options.

     If an optionee ceases to serve us as an employee, director, non-employee officer or consultant due to retirement or disability, each option held by such optionee, to the extent rights to purchase shares under the option have accrued at the date of such retirement or disability and shall not have been fully exercised, shall remain exercisable, subject to prior expiration according to its terms and any other limitation on the exercise of such option in effect at the date of exercise, for 12 months following cessation of service due to retirement or disability.

     If an optionee ceases to serve as an employee, director, non-employee officer or consultant by reason of death, each option held by such optionee or permitted transferee shall, to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable in whole or in part, by the personal representative of the optionee’s estate, any permitted transferee, or by any person or persons who have acquired the option directly from the optionee or any permitted transferee by bequest or inheritance during the shorter of the term of the option, or the 12 month period following the death.

     The administrator may at any time offer to purchase an option previously granted, based on such terms and conditions as the administrator shall establish and communicate to the optionee at the time that such offer is made. In addition, if an award agreement so provides, the administrator may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an option, in an amount not greater than the fair market value of the shares that is in excess of the aggregate option price, take the form of performance shares, which shall be valued on the date of exercise on the basis of the fair market value of such performance shares determined without regard to the deferral limitations and/or forfeiture restrictions involved.

Stock Appreciation Rights (“SARs”)

     The administrator may approve the grant of SARs that are related to options only. A SAR may be granted only at the time of grant of the related option. A SAR will entitle the holder of the related option, upon exercise of the SAR, to surrender such option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value of a share of Common Stock on the date of exercise over the option price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof. The underlying option will, to the extent surrendered, then cease to be exercisable. A SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related option is exercisable, and will not be transferable except to the extent that such related option may be transferable.

Restricted Stock

     Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The administrator shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the participant, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. The administrator may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual, business unit, Company or subsidiary performances, or such other factors as the administrator may determine. The provisions of Restricted Stock awards need not be the same with respect to each participant, and such awards to individual participants need not be the same in subsequent years.

     Restricted Stock awards must be accepted within 30 days (or such shorter period as the administrator may specify at grant) after the award date, by executing an award agreement and by paying whatever price (if any) the administrator has designated for such shares of Restricted Stock.

     Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award. The administrator may require that the stock certificates evidencing such shares be held in the Company’s custody until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such award.

     Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

•	Subject to the provisions of the Plan and the Award Agreement the participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan for a certain period determined by the administrator (the “Restricted Period”).

•	Except as otherwise provided in the Plan, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to vote and to receive any dividends. The administrator may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

•	Subject to the applicable award agreement and the Plan, upon termination of service for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the administrator as specified in the award agreement.

•	Once the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the participant.

•	In the event of the participant’s retirement, disability or death, or in cases of special circumstances, the administrator may waive any or all of the limitations imposed under the Plan with respect to any or all Restricted Stock award(s).

Performance Shares

     Performance shares may be awarded either alone or in addition to other Awards granted under the Plan. The administrator shall determine the eligible persons to whom, and the time or times at which performance shares shall be awarded, the number of performance shares to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, receipt of the performance shares will be deferred, and the other terms and conditions of the award. The administrator may condition the grant of performance shares upon the achievement of specific business objectives, measurements of individual, business unit, Company or Subsidiary performance, or such other factors or criteria as the administrator shall determine. The provisions of the award of performance shares need not be the same with respect to each participant, and such awards to individual participants need not be the same in subsequent years. Performance shares awarded pursuant to the Plan shall also be subject to the following terms and conditions:

•	Subject to the Plan and the related award agreement, performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the administrator may determine) shall be delivered to the participant, or his or her legal representative, in a number equal to the shares covered by the award agreement.

•	Unless the administrator determines otherwise at the time of award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share award will not be paid to the Participant.

•	Subject to the award agreement and the Plan, upon termination of service for any reason during the Performance Period for a given award, the performance shares in question will vest or be forfeited in accordance with the terms and conditions established by the administrator.

•	Based on service, performance and/or such other factors or criteria as the administrator may determine and as set forth in the award agreement, the administrator may, at or after grant, accelerate the vesting of all or any part of any award of performance shares and/or waive the deferral limitations for all or any part of such award.

Other Stock-Based Awards

     Other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock (“Other Stock-Based Awards”), may be granted either alone or in addition to other awards under the Plan. Subject to the provisions of the Plan, the administrator shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The administrator may also provide for the grant of Common Stock under such awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each participant and such awards to individual participants need not be the same in subsequent years.

     Other Stock-Based Awards granted pursuant to the Plan shall be set forth in an award agreement and shall be subject to the following terms and conditions:

•	Subject to the Plan and the award agreement, shares of Common Stock subject to Other Stock-Based Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

•	Unless the administrator determines otherwise at the time of award, subject to the provisions of the Plan and the award agreement, the recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the award.

•	Any Other Stock-Based Award and any Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the administrator.

•	In the event of the participant’s retirement, disability or death, or in cases of special circumstances, the administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed under the Plan with respect to any or all Other Stock-Based Award(s).

•	Common Stock issued or sold under an Other Stock-Based Award may be issued or sold for no cash consideration or such consideration as the administrator shall determine and specify in the award agreement.

Federal Tax Consequences

     The following paragraphs summarize the federal income tax consequences with respect to the grant of options, SARs, restricted stock, performance shares, Other Stock-Based Awards, and acquisitions and dispositions of shares, based upon management’s understanding of existing federal income tax laws as of the date of this proxy statement. The rules governing the tax treatment of options, SARs, restricted stock, performance shares and other stock-based wards, and stock acquired pursuant to such awards are quite technical. Therefore, the following description of tax consequences is necessarily general and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     In the case of Qualified Options, no tax consequence will result (except in the case of an optionee who is subject to the alternative minimum tax) from a grant of an option to, or the exercise of an option by the optionee. Instead, the optionee will recognize gain or loss when the shares received upon exercise of the option are disposed of or sold. For purposes of determining the gain or loss, the optionee’s basis in the shares will be the option price. If the date of sale or disposition of the shares is at least two years after the date of the grant of the option, and at least one year after receipt of the shares upon exercise of the option, the optionee will be entitled to long-term capital gain treatment upon the sale or disposition. The Company generally will not be allowed a deduction with respect to a Qualified Option. If, however, the optionee fails to meet the holding period requirements, any gain realized upon sale or disposition of the shares received upon exercise will be treated as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. In that case, the Company will be allowed a corresponding deduction.

     In the case of Nonqualified Options, no tax consequences will result to the optionee, or the Company, from the grant of an option under the Option Plan. The difference between the fair market value of the shares at the time an option is exercised and the exercise price generally will be treated as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction. Tax consequences to an optionee will arise again at the time the shares of common stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain or loss and will equal the difference between the amount realized on the sale and the tax basis in the shares of common stock. The tax basis will equal the cost of the shares plus any income recognized upon the exercise of the option.

     The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock is taxed as income at the time the restrictions lapse equal to the excess of the fair market value over the price paid;

performance share and other stock-based awards are generally subject to tax at the time of payment in the form of stock or cash; and compensation otherwise effectively deferred is taxed to the individual when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

     If the vesting or payment of an award accelerates under the Plan in connection with a change in control, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. Furthermore, if compensation attributable to awards is not performance-based within the meaning of 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct aggregate compensation to certain executive officers that is not performance-based, to the extent that it exceeds $1,000,000 in any tax year.

New Plan Benefits

     As of September 11, 2003, no awards under the Plan had been granted. Information regarding awards of incentive equity based compensation granted to the named executive officers during fiscal 2003 under our other plans appears under the heading ‘Executive Compensation,’ beginning on Page 12. The number, amount, and type of awards to be received by or allocated to eligible participants under the Plan in the future, or the benefits or amounts which would have been received by or allocated to eligible participants for fiscal 2003 if the Plan had been in effect, cannot be determined at this time. However, the Company expects that future awards under the Plan will not be materially different from those described beginning on Page 12.

Required Vote for Approval

     At the Annual Meeting, the shareholders are being requested to consider and approve the Long-Term Incentive Plan. The affirmative vote of a majority of the holders of our outstanding voting stock represented and voted at the Annual Meeting is required to approve the Plan.

     The Board of Directors recommends a vote FOR approval of the Long-Term Incentive Plan.

     The following table sets forth certain information regarding all of the Company’s equity compensation plans as of June 28, 2003.

	Equity Compensation Plan Information

			Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options	plans (excluding securities
Plan Category	warrants and rights (1)	warrants and rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	833,654	$15.12	197,727
Equity compensation plans not approved by security holders	14,000	$14.73	10,000
Total	847,654	$15.11	207,727

(1) We have not granted warrants or rights applicable to this chart.

     On October 24, 2001, our Board of Directors adopted the Applied Films Corporation Non-employee, Non-director Officer & Consultant Non-Qualified Stock Option Plan (the “Consultant Plan”). The Consultant Plan is intended to encourage stock ownership by non-employee, non-director officers and consultants (“Consultants”) of our Company, to provide such Consultants with an additional incentive to better service us effectively, to contribute to our success, and to provide a form of compensation which shall attract and retain highly qualified individuals as Consultants to our Company.

     The Consultant Plan is administered by our Board’s Compensation Committee. The Compensation Committee may establish such regulations, provisions and procedures, within the terms of the Consultant Plan, as in the opinion of its members may be advisable in the administration of the Consultant Plan.

     In accordance with the Consultant Plan, the Compensation Committee may select those Consultants who are neither contractual nor common law employees or directors of our Company or any of its subsidiaries, to receive options to purchase shares of our common stock. In making such selections, the Compensation Committee considers the nature of the services rendered by the respective Consultant, the Consultant’s present and prospective potential contributions for our Company’s success and such other factors as the Compensation Committee deems relevant.

     The aggregate number of shares reserved for purposes of the Consultant Plan shall be 24,000 authorized and unissued shares or issued shares reacquired by our Company (the “Shares”).

     Options granted under the Consultant Plan shall be evidenced by agreements approved by the Compensation Committee. Each agreement must provide that the optionee shall agree to continue to serve as a Consultant to our Company for at least 12 months from the option grant date and shall not impose upon our Company, the Board of Directors, or our shareholders any obligation to retain the optionee as a Consultant for any period. Each option shall state the number of shares of our common stock to which it pertains. The term of each option shall be for a period of not greater than 10 years from the option grant date. Because our stock is currently traded in the over-the-counter market and quoted on the NASDAQ, the exercise price of each option shall be equal to 100% of the closing price on the national market list as quoted on the NASDAQ on the day the option is granted or if no sale of shares is reflected on NASDAQ on that day, on the next preceding day on which there was a sale of shares reflected on NASDAQ. If the shares are not traded in the over-the-counter and quoted on the NASDAQ, the exercise price would be adjusted as provided in the Consultant Plan.

     The option price shall be payable to our Company at the time of delivery of the share certificate(s) either (i) in cash or its equivalent, (ii) through the delivery of shares of our common stock with a fair market value on the date of the exercise equal to the option price, provided such shares are utilized as payment to acquire at least 100 shares of common stock, or (iii) by a combination of (i) and (ii) above.

     Except as otherwise provided under the Consultant Plan, no option shall be exercisable, either in whole or in part, prior to the first anniversary of the option grant date. Subject to the foregoing, the Compensation Committee shall determine, at the time of the grant of each option, the times at which an option may be exercised and any conditions precedent to the exercise of an option. An option is exercisable upon written notice to our Chief Financial Officer as to any or all shares covered by the option, until its termination or expiration in accordance with its terms or those of the Consultant Plan. However, no option is exercisable with respect to less than 100 shares unless the remaining shares covered by an option are less than 100 shares.

     Options may not be transferred in any manner, except by will or the laws of descent or distribution. During an optionee’s lifetime, the optionee’s options shall be exercisable only by the optionee. Following the optionee’s death, the options shall be exercisable only to the extent provided below.

     In the event an optionee shall cease to serve our Company as a Consultant for any reason other than such optionee’s death, each option held by such optionee shall remain exercisable, subject to prior expiration, for a period of one year following the optionee’s cessation of service as a Consultant of our Company. If the optionee dies after such cessation of service, the optionee’s options shall be exercisable as provided in the following paragraph.

     If an optionee ceases to be a Consultant by reason of death, each option held by such optionee shall, to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the optionee’s estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance during the shorter of the term of the option or a period of one year from the optionee’s death. If an optionee dies during the extended exercise period following cessation of service specified in the paragraph above, such option may be exercised any time within the longer of such extended period or one year after death, subject to the prior expiration of the option’s term.

     The number of shares covered by each outstanding option, and the purchase price per share of such option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by our Company.

     If our Company is the surviving corporation in any merger or consolidation or if our Company is merged into a wholly owned subsidiary solely for purposes of changing our state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of our Company or a merger or consolidation in which our Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate, provided, that each optionee shall, in that event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation to exercise his or her option in whole or in part.

     In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Consultant Plan.

     If the foregoing adjustments relate to our stock or securities, such adjustments shall be made by the Compensation Committee, whose determination in that respect shall be final and binding. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

     Except as provided above, the optionee shall have no rights by reason of any split or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by us of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

     The grant of an option pursuant to the Consultant Plan shall not affect our authority to make adjustments, reclassifications, reorganizations, or changes of our capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of our business or assets.

     We may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of the registration or other qualification of such shares under any state and/or federal law, rule or regulation as we may consider appropriate, and may require any person exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules, and regulations.

     The Compensation Committee may, as permitted by law and with respect to any shares at the time not subject to options, suspend or discontinue the Consultant Plan or amend it in any manner, except that, without approval of our Board of Directors, it may not amend the Consultant plan to (i) increase the maximum number of shares; (ii) materially increase the benefits accruing to option holders; (iii) decrease the exercise price of options granted; (iv) remove the administration of the Consultant Plan from the Compensation Committee; or (v) permit the granting of options under the Consultant Plan after its Term.

     Our Company may deduct from any payment to be made pursuant to the Consultant Plan, or otherwise require, prior to the issuance or delivery of any Shares, payment by the optionee of any federal, state, or local taxes required by law to be withheld, if any.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on our common stock with the cumulative total return of the NASDAQ Stock Market (U.S.) and the cumulative total return of an industry peer group (the “Peer Group”) for the period commencing June 27, 1998, and ending June 28, 2003. The Peer Group consists of Three-Five Systems, Inc., Southwall Technologies, Inc., Photon Dynamics, Inc., and Intevac, Inc. The graph assumes the investment of $100 on June 27, 1998 in our common stock, the NASDAQ Stock Market (U.S.) and the Peer Group Index with dividends reinvested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, our directors and executive officers, as well as any person holding more than 10 percent of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based upon a review of the copies of such forms furnished to us, we believe each Mr. Alley, Mr. Beck, Mr. Chapin, Mr. Quist and Mr. Sollitto, Mr. Hennessey and Mr. Scholhamer filed a Form 4 late for one transaction, and Mr. Edman, Mr. Firestone and Mr. Frankenberger each filed two Forms 4 late with one of the Forms 4 for each Mr. Edman and Mr. Firestone disclosing two transactions and the remaining Forms 4 for Mr. Edman, Mr. Firestone and Mr. Frankenberger disclosing one transaction each.

RELATIONSHIP WITH INDEPENDENT AUDITOR

     Our combined consolidated financial statements for the fiscal year ending June 28, 2003 have been examined by Ernst & Young, independent certified public accountants. Our Audit Committee has also appointed Ernst & Young LLP as our independent auditors for the fiscal year ending June 26, 2004. A representative of Ernst & Young is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

     Effective June 11, 2002, our Audit Committee dismissed Arthur Andersen LLP as our independent auditors and selected Ernst & Young, LLP as our independent auditors for the fiscal year ending June 29, 2002. We reported this change in accountants on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 13, 2002.

     No Arthur Andersen report on our consolidated financial statements contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years 2000 and 2001 and through June 11, 2002, there were no disagreements with Arthur Andersen on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to refer to the subject matter of the disagreement(s) in connection with its reports. In addition, during our two most recent fiscal years and the subsequent interim period, there were no reportable events as described in Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

     We provided Arthur Andersen and Ernst & Young with a copy of the foregoing disclosures and Arthur Andersen in turn provided a letter stating its agreement with such statements.

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal years 2002 and 2003, and fees billed for other services rendered by Ernst & Young LLP:

	2003	2002(1)

Audit fees (2)	$156,750	87,000
Audit Related Fees (3)	$15,000	0
Tax Fees	$0	0
All Other Fees	$127,250	87,000

     (1) As noted earlier, effective June 11, 2002, our Audit Committee dismissed Arthur Andersen LLP as our independent auditors and selected Ernst & Young, LLP as our independent auditors for the fiscal year ending June 29, 2002. During fiscal 2002, the Company paid Arthur Andersen LLP Audit fees of $86,856, Audit Related Fees of $190,880, and Non-Audit Related Fees of $52,455. The audit related services provided by Arthur Andersen LLP generally include fees for business acquisitions and accounting consultations and the Non-Audit related fees were primarily for tax advice and preparation of returns in Hong Kong, the People’s Republic of China, and Germany, and for assistance in the final settlement of the asset purchase from Unaxis Holding AG.

     (2) Amounts relate to fees paid to Ernst & Young LLP in connection with the 2003 annual audit and reviews of the Company’s fiscal 2003 quarterly reports on Form 10-Q. Amount also includes $62,500 for services provided in connection with the audit of our consolidated statement of operations for the year ended June 30, 2001. Note that in fiscal 2002, Arthur Andersen LLP performed the reviews of the Company’s quarterly reports on Form 10-Q.

     (3) Audit related services include procedures performed in connection with foreign statutory audit reports.

SHAREHOLDER PROPOSALS 2004 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented for action at our 2004 annual meeting must be received by the Company at 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504, not later than May 15, 2004, if the shareholder wishes the proposal to be included in our proxy materials for that meeting.

AVAILABILITY OF 10-K ANNUAL REPORT

     An annual report on Form 10-K/A to the Securities and Exchange Commission for the year ended June 28, 2003 containing certified financial statements has been mailed to the shareholders with these materials and also will be provided free to shareholders upon written request. Write Applied Films Corporation, Attention: Lawrence D. Firestone, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504.

MISCELLANEOUS

     Our management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying forms will be borne by us. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some of our regular employees.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 19, 2003

/s/ Richard P. Beck

Richard P. Beck CHAIRMAN OF THE BOARD

Appendix A

APPLIED FILMS CORPORATION

AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors of Applied Films Corporation to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors, none of whom shall be employees of the corporation and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors and in accordance with the independence requirements of The NASDAQ Stock Market (“NASDAQ”) and the rules and regulations of the Securities and Exchange Commission (“SEC”); provided, however, that if permitted by the NASDAQ rules and the rules and regulations of the SEC, one member need not meet the independence requirements under the conditions specified by such requirements and rules and regulations. The members of the Audit Committee shall also be able to read and understand the financial statements of the corporation and otherwise comply with the experience requirements of the NASDAQ and SEC rules and regulations.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the corporation to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit Committee, and that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the corporation’s stockholders.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

•	Meet quarterly to review company financial information, prior to the release of such information to the public.

•	Have sole authority to hire and terminate the independent auditors

•	Have sole responsibility for all functions of the independent auditors, who shall report to the Committee.

•	Negotiate, execute and deliver the engagement letter to be entered into between the corporation and the independent auditors, and establish the compensation to be received by the independent auditors.

•	Evaluate on a periodic basis the independent auditors to be engaged to audit the financial statements of the corporation and its divisions and subsidiaries.

•	Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the NASDAQ rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the corporation’s internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting, financial and disclosure controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee should adopt and periodically review company policy statements including a code of ethics for financial officers and determine their adherence to the corporation’s code of conduct.

•	Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the quarterly and annual financial statements, Management’s Discussion and Analysis sections Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including the with management and the independent auditors, as well as reserves and estimates and the resumptions therefore and all significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

•	Review critical accounting policies and practices, alternative treatments of financial information discussed by management and the independent auditors. Discuss with the independent auditors matters required to be discussed under Statement of Auditing Standards No. 100 and their judgment of the quality, not just the acceptability of the Company’s accounting principles.

•	Approve new or material changes in the Company’s accounting principles, practices and policies on assumptions.

•	Provide sufficient opportunity for the internal, if applicable, and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.

•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the corporation consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, take appropriate action to resolve issues regarding the independence of the auditors.

•	Review accounting and financial human resources and succession planning for those functions within the corporation.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of corporation funds, outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

•	Review and approve (to the extent not previously approved by the corporation’s Board of Directors) related party transactions as such term is used by SFAS No. 57 or by rules of NASDAQ or the SEC, as required by any Ethics Policy adopted by the Board or the Audit Committee or as otherwise required to be disclosed in the corporation’s financial statements or periodic filings with the SEC. It is management’s responsibility to bring such related party transactions to the attention of the members of the Audit Committee.

•	Review corporation press releases containing pro forma financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles, adequately disclose how such pro forma information differs from financial information presented in accordance with generally accepted accounting principles and do not give undue prominence to such pro forma information or otherwise provide misleading presentations of the corporation’s results of operations or financial condition.

•	Have the sole authority to approve the hiring of any employee who is employed by the independent auditor, or has been employed by the independent auditor within the five years prior to the date of determination whether or not to hire such employee.

•	Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the corporation to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Audit Committee.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the corporation’s annual proxy statement and approve certifications required by the NASDAQ.

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

     The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and the laws of the State of Colorado.

Appendix B

APPLIED FILMS CORPORATION

LONG-TERM INCENTIVE PLAN

i

14.5	Governing Law	12
14.6	Application of Funds	12
14.7	Rights as a Shareholder	12
14.8	Non-U.S. Awards	12

ii

APPLIED FILMS CORPORATION
LONG-TERM INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Applied Films Corporation, a Colorado corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Applied Films Corporation Long-Term Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards to key employees of the Company and its Subsidiaries, as well as Directors, Nonemployee Officers and Consultants. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company’s Common Stock present and entitled to vote at the 2003 Annual Meeting of Shareholders, the Plan shall be effective as of October 22, 2003 (the “Effective Date”).

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company’s shareholders, through stock-based compensation, by aligning the personal interests of Plan Participants with those of its shareholders. The Plan is designed to allow Plan Participants to participate in the Company’s future, as well as to enable the Company to attract, retain and award such individuals.

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date (“Termination Date”), provided that Awards granted prior to the Termination Date may extend beyond that date.

ARTICLE 2
DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 “Administrator” shall mean the Board or any of the Committees designated to administer the Plan in accordance with Section 3.1 of the Plan.

     2.2 “Award” shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

     2.3 “Award Agreement” shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Administrator and shall be subject to the terms and conditions of the Plan.

     2.4 “Award Date” shall mean the date that an Award is made, as specified in an Award Agreement.

     2.5 “Board” shall mean the Board of Directors of the Company.

     2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.

     2.7 “Committee” shall mean one of the Committees, as specified in Article 3, appointed by the Board to administer the Plan.

     2.8 “Common Stock” shall mean the Common Stock, no par value per share, of the Company.

     2.9 “Consultant” shall mean any person or entity engaged by the Company or a Subsidiary to render services to the Company or that Subsidiary.

     2.10 “Director” shall mean a member of the Board or a member of the Board of Directors of a Subsidiary.

     2.11 “Disability” shall mean permanent and total disability as determined under the rules and guidelines established by the Administrator for purposes of the Plan.

     2.12 “Employee” shall mean any person employed by the Company or a Subsidiary. Neither service as a Director nor the payment of a Director’s fee by the Company shall be sufficient to constitute employment by the Company.

     2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934.

     2.14 “Fair Market Value” shall be the closing sale price of the Company’s Common Stock for such date on the NASDAQ. If no sale of shares of Common Stock is reflected on NASDAQ on a date, “Fair Market Value” shall be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

     2.15 “Immediate Family Member” shall mean the spouse, and/or any child or grandchild of a Participant.

     2.16 “Incentive Stock Option” or “ISO” shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.17 “Insider” shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or Director, or holder of more than 10% of its outstanding shares of the Company’s Common Stock.

     2.18 “NASDAQ” shall mean the National Association of Security Dealers Automated Quotation System or any successor then in use.

     2.19 “Nonemployee Director” shall mean a person who satisfies (1) the definition of “Nonemployee Director” within the meaning set forth in Rule 16b-3(b)(3), as promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC, or (2) the definition of “outside director” within the meaning of Section 162(m) of the Code.

     2.20 “Nonemployee Officer” shall mean a person who is not an employee, but who has been elected as an officer of the Company or of the Board.

     2.21 “Nonqualified Stock Option” or “NQSO” shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

     2.23 “Option Price” shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Administrator.

     2.24 “Other Stock-Based Award” shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

     2.25 “Participant” shall mean an Employee, a Director, a Consultant, or a Nonemployee Officer who holds an outstanding Award granted under the Plan.

     2.26 “Performance Shares” shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.27 “Permitted Transferee” means (i) an Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

     2.28 “Plan Shares” shall mean the shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company.

     2.29 “Restricted Stock” shall mean an Award granted to a Participant under Article 8 of this Plan.

     2.30 “Retirement” shall mean the termination of a Participant’s employment with the Company or a Subsidiary after the Participant attains the age of 60. With respect to a Director, Retirement shall mean the termination of a Director’s service as a Director of the Company or a Subsidiary after serving as a Director of the Company and/or any Subsidiary for a period of at least five (5) consecutive years prior to the date of termination of such service.

     2.31 “SEC” shall mean the Securities and Exchange Commission of the United States of America.

     2.32 “Stock Appreciation Right” or “SAR” shall mean an Award granted to a Participant under Article 7 of this Plan.

     2.33 “Subsidiary” shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

     2.34 “Termination of Service” shall mean the termination of an Employee’s employment with the Company or a Subsidiary. An Employee employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary. With respect to a Participant that is not an Employee, Termination of Service shall mean the termination of the person’s service as a Director, as a Consultant, or as a Nonemployee Officer.

ARTICLE 3
ADMINISTRATION

     3.1 The Administrator. The Plan may be administered by different Committees with respect to different groups of Plan Participants. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Non-Employee Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. Other than as provided above, the Plan shall be administered by (a) the Board, or (b) a Committee, which Committee shall be constituted to satisfy the foregoing conditions.

     3.2 Administrator Authority. Subject to the Company’s Articles of Incorporation, Bylaws and the provisions of this Plan, the Administrator shall have full authority to grant Awards to key Employees, as well as Directors, Consultants and Nonemployee Officers. Awards may be granted singly, in combination, or in tandem. The authority of the Administrator shall include the following:

   (a) To select the key Employees, Directors, Nonemployee Officers or Consultants to whom Awards may be granted under the Plan;

   (b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

   (c) To determine the number of shares of Common Stock to be covered by each Award;

   (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Administrator shall determine in its sole discretion;

   (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company and/or a subsidiary other than under the terms of this Plan;

   (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

   (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of any Committee or the Board shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of any Committee or the Board, shall be the valid acts of any Committee or the Board. The interpretation and construction by any Committee or the Board of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or any Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

     3.3 No Authority to Reprice. Notwithstanding the authority described in Section 3.2, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall have the authority to lower the option exercise price of previously granted Awards, whether by means of the amendment of previously granted Awards or the replacement or regrant, through cancellation, of previously granted Awards.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company shall be 1,200,000.

     Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Administrator shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement. In addition, shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan:

   (1) Any shares of the Company’s Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options;

   (2) Options withheld to pay the exercise price or tax withholding obligations incurred upon the exercise of Options; and

   (3) The number of shares repurchased by the Company in the open market or otherwise having an aggregate purchase price no greater than the cash proceeds received by the Company from the sale of shares of the Company’s stock under the Plan.

ARTICLE 5
ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be selected by the Administrator from time to time. In making such selections, the Administrator shall consider the nature of the services rendered by such persons, their present and potential contribution to the Company’s success and the success of the particular Subsidiary of the Company by which they are employed or to whom they provide services, and such other factors as the Administrator in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements. No Participant may receive Awards under the Plan covering more than 25% of Plan Shares.

ARTICLE 6
STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

     6.2 Grants. The Administrator shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

   (a) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Administrator at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock at the Award Date. Once granted, the Option Price may not be modified to provide the Participant with a more favorable price per share unless such modification is approved by the shareholders of the Company.

   (b) Option Term. The term of each Option shall be fixed by the Administrator, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted.

   (c) Exercisability. Except as provided in Section 13.2, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator and set forth in the Award Agreement. If the Administrator provides that any Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine.

   (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Administrator may accept, provided that no officer or director of the Company shall be permitted to make payment by promissory note or other obligation payable in the future. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Administrator in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months), or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Administrator. No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan.

   (e) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than through an agent as approved by the Administrator or by will or by the laws of descent and distribution, provided, however, the Administrator may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the Award Agreement pursuant to which such Options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 6.4(e), and (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 6.4(h). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(f), (g) and (h) hereof, and the tax withholding obligations of Section 14.3 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(f), (g), and (h). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any Option. Further, all Options shall be exercisable during the Participant’s lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person’s death will not be deemed a transfer.

   (f) Termination of Service for Reasons other than Retirement, Disability, or Death. Upon Termination of Service for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Service and shall not have been fully exercised, be exercisable, in whole or in part, at any time for a period of no more than three (3) months following Termination of Service in the case of ISOs or no more than six (6) months following Termination of Service in the case of NQSOs, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Service for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

   (g) Termination of Service for Retirement or Disability. Upon Termination of Service by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, at any time during the twelve (12) month period following

Termination of Service, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

   (h) Termination of Service for Death. Upon Termination of Service due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance at any time during the twelve (12) month period following death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

   (i) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g) or (h) is applicable shall terminate upon expiration of such exercise period.

   (j) Purchase and Settlement Provisions. The Administrator may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Administrator may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE 7
STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. The Administrator may approve the grant of Stock Appreciation Rights (SARs) that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 6.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

     7.3 Nontransferability. Except as provided in Section 7.1 above, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, and also except as provided for in Section 7.1 above, all SARs shall be exercisable, during the Participant’s lifetime, only by such Participant.

ARTICLE 8
RESTRICTED STOCK

     8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual, business unit, Company or Subsidiary performances, or such other factors as the Administrator may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Awards and Certificates. A Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

   (a) Acceptance. Awards of Restricted Stock must be accepted within a period of thirty (30) days (or such shorter period as the Administrator may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated for such shares of Restricted Stock.

   (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Applied Films Corporation Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated         . Copies of such Plan and Agreement are on file in the offices of the Company, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504.”

   (c) Custody. The Administrator may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

   (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Administrator commencing with the Award Date (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Administrator may determine.

   (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to vote and to receive any dividends. The Administrator, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

   (c) Termination of Service. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Service for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Administrator as specified in the Award Agreement.

   (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

   (e) Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 8.

ARTICLE 9
PERFORMANCE SHARES

     9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Administrator may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual, business unit, Company or Subsidiary performance, or such other factors or criteria as the Administrator shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and Conditions. Performance Shares awarded pursuant to this Article 9 shall be subject to the following terms and conditions:

   (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Administrator may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

   (b) Dividends. Unless otherwise determined by the Administrator at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

   (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Service for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Administrator at or after grant.

   (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Administrator may determine and set forth in the Award Agreement, the Administrator may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

ARTICLE 10
OTHER STOCK-BASED AWARDS

     10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock (“Other Stock-Based Awards”), may be granted either alone or in addition to or in tandem with other Awards under the Plan. Subject to the provisions of this Plan, the Administrator shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Administrator may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

   (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

   (b) Dividends. Unless otherwise determined by the Administrator at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

   (c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Administrator, in its sole discretion.

   (d) Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

   (e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Administrator shall determine and specify in the Award Agreement.

ARTICLE 11
TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company’s shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or of Section 13.1 of the Plan); (ii) decrease the option price of any Option to less than 100% of the Fair Market Value on the date of grant for an Option; or (iii) extend the maximum option period under Section 6.4(b) of the Plan. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 13.2 of the Plan, no such amendment or other action by the Administrator shall impair the rights of any Participant without the Participant’s consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 12
UNFUNDED PLAN

     This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 13
ADJUSTMENT PROVISIONS

     13.1 Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalizations, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     13.2 Change in Control. In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity in which, after either transaction, the prior shareholders of the Company own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (either event, a “Change of Control”), then each outstanding Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation, with appropriate adjustments as to the number and kind of shares and prices. In the event that the Administrator determines that the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume or substitute an equivalent option or award for each outstanding Award, then all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all Participants that all outstanding Options shall be fully exercisable for a period of fifteen (15) days from the date of such notice and that any Options that are not exercised within such period shall terminate upon the expiration of such period.

     13.3 Adjustments by Administrator. Any adjustments pursuant to this Article 13 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 14
GENERAL PROVISIONS

     14.1 Legend. The Administrator may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee, director or consultant any right with respect to continuance of employment, or any arrangement for services with the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment or for any director or consultant to terminate his or her relationship with the Company or its subsidiary at any time.

     14.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Administrator, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the “Tax Date,” less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The “Tax Date” shall be the date that the amount of tax to be withheld is determined.

     14.4 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against such person.

     14.5 Governing Law. This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws and in the courts of the state of Colorado.

     14.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     14.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

     14.8 Non-U.S. Awards. The Administrator may grant Awards to Participants who are subject to the laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms provided elsewhere in this plan for the purpose of complying with the laws or practices of nations other than the United States.

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An annual report to shareholders for the year ended June 28, 2003 containing certified financial statements is being mailed to the shareholders with these materials.

000000 0000000000 0 0000
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Elections	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR the following nominees.

		For	Withhold
1.	Election of a Director for a term expiring in 2006: Thomas T. Edman	☐	☐

2.	Election of a Director for a term expiring in 2006: Vincent Sollitto, Jr.	☐	☐

3.	Election of a Secretary to the Board for a term expiring in 2004: Daniel C. Molhoek	☐	☐

B Proposals

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
4.	Approval of the Applied Films Corporation Long Term Incentive Plan	☐	☐	☐

5.	In their discretion, the Proxies are authorized to act upon such other business as may properly come before the meeting.	☐	☐	☐

Mark this box with an X if you plan to attend the meeting.		☐

C   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign your name as it appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney exactly as name appears hereon.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

Proxy — Applied Films Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Lawrence D. Firestone and Thomas T. Edman as Proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated herein, all of the shares of common stock of Applied Films Corporation held of record by the undersigned on September 5, 2003, at the Annual Meeting of Shareholders to be held on October 22, 2003, or at any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE LISTED PROPOSALS.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

•	Call toll free 1-888-583-6175 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
• •	Enter the Control number and PIN Number located below. Follow the simple recorded instructions		•	Enter the information requested on your computer screen, including your Control Number and PIN Number located below.
			•	Follow the simple instructions on the screen.

	Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.

	Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

CONTROL NUMBER	PIN NUMBER

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on October 22, 2003.
THANK YOU FOR VOTING.